Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-233504 and File No. 333-224620), Form S-3 (File No. 333-171315, File No. 333-175420, File No. 333-200410, File No. 333-236735, and File No. 333-250973) and on Form S-8 (File No. 333-181729, File No. 333-229261, File No. 333-25027 and File No. 333-252028) of iBio, Inc. and Subsidiaries of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated October 11, 2022, on our audits of the consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2022 and 2021 and for the years then ended, included in this Annual Report on Form 10-K of iBio, Inc. for the year ended June 30, 2022. We also consent to the reference to our firm under the caption “Experts” in the respective Form S-1 and Form S-3 filings indicated above.

/s/ CohnReznick LLP
Holmdel, New Jersey
October 11, 2022